Exhibit 5.7

May 18, 2021

To: First Majestic Silver Corp.

925 West Georgia Street, Suite 1800

Vancouver, B.C. V6C 3L2

In connection with the Registration Statement on Form F-10 of First Majestic Silver Corp. (the “Registration Statement”), I, María Elena Vázquez, P.Geo., hereby consent to the references in the Registration Statement to my name and the technical reports entitled “San Dimas Silver/Gold Mine, Durango and Sinaloa States, Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Estimates”, “Santa Elena Silver/Gold Mine, Sonora, Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Estimates”, and “La Encantada Silver Mine, Coahuila, Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Estimates”, all with an effective date of December 31, 2020 (the “Technical Reports”) and to the inclusion or incorporation by reference in the Registration Statement of written disclosure from the Technical Reports and extracts from or a summary of the Technical Reports.

Sincerely,

/s/ María Elena Vázquez
María Elena Vázquez